EXHIBIT 32.1

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the “Report”) on the Form 10-Q of Evil Empire Designs, Inc. (the “Company”) for the period ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof, I, Sheila Cunningham , Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)), as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: November 12, 2019

/s/ Sheila Cunningham

Sheila Cunningham

President

(Principal Executive Officer)

(Principal Financial Officer)